               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  PMCC Financial Corp.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                              PMCC FINANCIAL CORP.
                               1767 MORRIS AVENUE
                            UNION, NEW JERSEY 07083
                          ---------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          ---------------------------

                 TO BE HELD AT 10:00 A.M. ON NOVEMBER 15, 2001

    A Special Meeting of Shareholders of PMCC Financial Corp. (the 'Company') will be held at the Holiday Inn, 173 Sunrise Highway, Rockville Center, New York on November 15, 2001 at 10:00 a.m. Eastern Standard Time, to consider and act upon the following matters:

    1. (a) Election of two Class II directors whose terms expired in September 2000, to serve until November 1, 2003 or until their successors are elected by the shareholders of the Company and qualified.

       (b) Election of two Class III directors whose terms expired in September 2001, to serve until November 1, 2004 or until their successors are elected by the shareholders of the Company and qualified.

    2. Ratification of the selection by the majority of the shareholders and the President of the Company of Marcum & Kliegman, LLP as the Company's independent auditors for the current fiscal year.

    3. Such other matters as may properly come before the Meeting.

    The majority of the shareholders of the Company and the President of the Company, pursuant to the provisions of the Company's Certificate of Incorporation and Bylaws, have fixed October 15, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, and only holders of shares of stock of the Company of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

    A complete list of shareholders entitled to vote at the Meeting will be available at the offices of the Company during ordinary business hours from November 5, 2001, until the Meeting for examination by any shareholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

                                          By Order of a Majority of the
                                          Shareholders
                                          and the President of the Company:

                                          Stephen J. Mayer, Secretary

Union, New Jersey
October 19, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                              PMCC FINANCIAL CORP.
                               1767 MORRIS AVENUE
                            UNION, NEW JERSEY 07083
                          ---------------------------
             PROXY STATEMENT FOR A SPECIAL MEETING OF SHAREHOLDERS
                          ---------------------------

                        TO BE HELD ON NOVEMBER 15, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the majority of the shareholders and the President of PMCC Financial Corp. (the 'Company') for use at a Special Meeting of Shareholders, to be held on November 15, 2001 at 10:00 a.m. Eastern Standard Time, and at any adjournment of that meeting (the 'Meeting'). All proxies will be voted in accordance with a shareholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting.

    The Company intends to mail this Proxy Statement to shareholders on or about October 19, 2001, to be accompanied by the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on October 15, 2001, the record date for the determination of shareholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 3,707,000 shares of Common Stock of the Company. Shareholders are entitled to one vote per share.

    The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the ratification of the selection by the Board of Directors of Marcum & Kliegman, LLP as the Company's independent auditors for the current fiscal year. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in 'street name' indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ('broker non-votes'), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of October 15, 2001, based upon information obtained from the persons named below, regarding beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption 'Executive Compensation', below, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock and
(iv) all executive officers and directors of the Company as a group.

NAME AND ADDRESS OF                                             AMOUNT AND NATURE OF
BENEFICIAL OWNER (1)                                          BENEFICIAL OWNERSHIP (1)   PERCENTAGE
--------------------                                          ------------------------   ----------
Ronald Friedman (2) ........................................         1,820,410             47.40%
c/o PMCC Financial Corp.
  1767 Morris Avenue
  Union, NJ 07083

Robert Friedman (3) ........................................           517,693             13.97
c/o PMCC Financial Corp.
  1767 Morris Avenue
  Union, NJ 07083

Internet Business's International, Inc. (4) ................           269,230              7.26
  3900 Birch Street, Suite 103
  Newport Beach, CA 92660

Louis Cherry (5) ...........................................           269,230              7.26
c/o Internet Business's International, Inc.
  3900 Birch Street, Suite 103
  Newport Beach, CA 92660

Albert Reda (5) ............................................           269,230              7.26
c/o Internet Business's International, Inc.
  3900 Birch Street, Suite 103
  Newport Beach, CA 92660

Andrew Soskin (6) ..........................................            20,833              *
c/o PMCC Financial Corp.
  1767 Morris Avenue
  Union, NJ 07083

Stephen J. Mayer (7) .......................................             6,667              *
c/o PMCC Financial Corp.
  1767 Morris Avenue
  Union, NJ 07083

Joel L. Gold (8) ...........................................            23,000              *
c/o Berry-Shino Securities, Inc.
  425 Park Avenue
  New York, NY 10022

Stanley Kreitman (9) .......................................             5,000              *
c/o PMCC Financial Corp.
  1767 Morris Avenue
  Union, NJ 07083

David Flyer, Esq. ..........................................         --                    --
c/o David R. Flyer, A Professional Law Corporation
  3080 Bristol Street, Suite 630
  Costa Mesa, CA 92626

Keith Haffner ..............................................             1,200              *
c/o PMCC Financial Corp.
  1767 Morris Avenue
  Union, NJ 07083

Warren Katz (10) ...........................................             1,000              *
c/o PMCC Financial Corp.
  1767 Morris Avenue
  Union, NJ 07083

All Directors and Officers as group (7 Persons).............           324,730              8.67

                                                        (footnotes on next page)

(footnotes from previous page)

 * Less than 1% of outstanding shares of Common Stock

 (1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from October 15, 2001 upon exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person), and that are exercisable within sixty (60) days from October 15, 2001, have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

 (2) Includes 398,077 shares held in the name of The Ronald Friedman 1997 Grantor Retained Annuity Trust, of which Ronald Friedman is the Trustee, and shares underlying options to purchase 133,333 shares of the Company's Common Stock.

 (3) Excludes an aggregate of 40,000 shares owned by Robert Friedman's adult daughters, Donna Joyce and Suzanne Gordon, to which he disclaims beneficial ownership.

 (4) At June 30, 2001, the transfer agent showed that IBUI owns 269,230 shares of PMCC stock. A Form 10K filed by IBUI with the SEC on October 1, 2001 indicates that, as of December 31, 2000, IBUI has transferred 149,283 of these shares to an unrelated individual pursuant to a separate stock purchase agreement. The Company has not been contacted either by the new shareholder or the transfer agent regarding this transaction.

 (5) Includes 269,230 shares owned by IBUI (see (4)), a corporation of which Mr. Cherry is President and Mr. Reda is Chief Executive Officer.

 (6) Includes shares underlying options to purchase 20,833 shares of the Company's Common Stock.

 (7) Includes shares underlying options to purchase 6,667 shares of the Company's Common Stock.

 (8) Includes shares underlying options to purchase 5,000 shares of the Company's Common Stock. Excludes 36,200 shares owned by Mr. Gold's spouse, Miriam Gold, to which he disclaims beneficial ownership.

 (9) Includes shares underlying options to purchase 5,000 shares of the Company's Common Stock.

(10) Includes shares underlying options to purchase 1,000 shares of the Company's Common Stock.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The persons named in the enclosed proxy will vote to elect as directors the nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

    The Company's Board of Directors are six in number, divided into Classes I, II and III. They are Joel L. Gold, Stanley Kreitman, Andrew Soskin, Albert Reda, Louis Cherry and David Flyer. Messrs. Gold and Kreitman are Class I directors and their terms will expire in September 2002. Mr. Soskin is a Class III director whose term expired in September 2001. Messrs. Reda, Cherry and Flyer were elected as directors by action of the Company's Board of Directors on July 28, 2000. At the time of their election no designation was made as to which class each of these three new directors were elected. One of them replaced Keith
S. Haffner, a Class II director, whose term expired in September 2000. The Company's Certificate of Incorporation provides in Article Eighth, Section A-1 that:

    'If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible'.

    Since Messrs. Gold and Kreitman were already Class I directors (whose terms expire in September 2002), Mr. Soskin was already a Class III director (whose term expired in September 2001) and one of the directors newly elected in July 2000 replaced Mr. Haffner, a Class II director whose term expired in September 2000, then following such provisions in Article Eighth, Section A-1, two among Messrs. Reda, Cherry and Flyer are Class II directors (whose terms expired in
2000) and one is a Class III director (whose term expired in September 2001). In any event, the terms of Messrs. Soskin, Reda, Cherry and Flyer have already expired, and, therefore, each of the four of them is either to be re-elected by the shareholders at the Meeting or their successors in office are to be elected thereat by the shareholders.

    At a September 17, 2001 meeting of the Board of Directors of the Company, the Board of Directors unanimously agreed that the Meeting be scheduled for November 15, 2001 and that the record date for the Meeting be October 15, 2001. At such meeting, Messrs. Gold, Kreitman and Soskin voted in favor of the nominees for Directors set forth herein, as put forth by a majority of the shareholders and the President of the Company, and Messrs. Reda, Cherry and Flyer voted against such nominees. The following table sets forth certain information with respect to the nominees.

                                                                                               YEAR
                                                                                               TERM
NAME                                   AGE   POSITION WITH THE COMPANY                        EXPIRES
----                                   ---   -------------------------                        -------
Andrew Soskin........................  37    Interim President and Chief Executive Officer     2004
Stephen J. Mayer.....................  48    Executive Vice President, Chief Financial
                                               Officer, Secretary and Director                 2004
Keith Haffner........................  54    Senior Vice President and Director                2003
Warren Katz..........................  70    Director                                          2003

    Andrew Soskin has been Interim President and a Director of PMCC since December 29, 1999 and Executive Vice President of Operations and Sales of PMCC Mortgage Corp. since its inception in 1989. He has been interim Chief Executive Officer of the Company since September 18, 2000. He previously held sales positions at other mortgage banking institutions. Mr. Soskin is a graduate of the University of Maryland.

    Stephen J. Mayer has been the Chief Financial Officer of the Company since September 1999 and Executive Vice President since December 1999. He has been Secretary of the Company since September 18, 2000. Prior to PMCC, Mr. Mayer was Vice President and Controller at Franklin Capital Corp., a publicly held investment company. From 1992 to 1994, he was the Vice President and Controller at MidCoast Mortgage Corporation, overseeing the accounting, cash management and reporting functions. From 1987 to 1992, Mr. Mayer was at Arbor National Mortgage, originally as Vice

President -- Finance, which included overseeing accounting, reporting and administration, and later as Vice President of Strategic Planning, which included acquisitions, expansion and business planning. From 1980 to 1987, Mr. Mayer held various financial management positions at Eastern States, a credit card processor. From 1974 to 1980, he was an auditor at Touche Ross & Co. Mr. Mayer received his BBA in Accounting from the University of Notre Dame and is a Certified Public Accountant.

    Keith S. Haffner has been a Senior Vice President of the Company since October 9, 2001. He had been Vice President of Maxcor Mortgage Corporation since July 2001. He had been interim Chief Executive Officer of the Company from December 29, 1999 until September 18, 2000 and previously an Executive Vice President of the Company beginning in 1996. Mr. Haffner had been a Director of the Company from September 7, 1999 until July 28, 2000. From 1994 through 1995, Mr. Haffner was Executive Vice President of Exchange Mortgage Corp. From 1986 through 1994, Mr. Haffner was Senior Vice President of Mortgage Production Administration at MidCoast Mortgage Corp. Prior to 1986, Mr. Haffner was employed at various positions with the Mortgage Bankers Association and with the Department of Housing and Urban Development. Mr. Haffner received his B.A. in Political Science in 1969 and a Masters in Public Administration in Urban Studies and Real Estate Finance in 1972 from American University.

    Warren R. Katz has been Director of Corporate Accounts for PMCC Mortgage Corp. since August 1998. Mr. Katz retired from Salant Corp. in July 1998 where he was a member of the executive committee of Salant Corp. and Chairman and CEO of the Salant Stores Division from 1992 to July 1998. From 1987 to 1992 he was Vice President, Regional Sales Manager of the accessories and dress shirt divisions of Salant Corp., an international private label and brand name manufacturing and marketing company of men's apparel, including Perry Ellis, John Henry and Manhattan. From 1983 to 1987 he was Senior Vice President, General Merchandise Manager and a member of the executive committee of Gimbels East, the 18-unit New York and Philadelphia division of Gimbel Bros., a major department store chain. From 1952 to 1983 he served in various merchandising and management positions of increasing responsibility with Gimbels. Mr. Katz served in the United States Navy from April 1953 to April 1955 and has a Bachelor of Science degree from New York University with a major in retailing.

INFORMATION REGARDING OTHER DIRECTORS

    The following table sets forth certain information with respect to the other directors of the Company:

                                                                                       YEAR
                                                                                       TERM
NAME                                   AGE   POSITION WITH THE COMPANY                EXPIRES
----                                   ---   -------------------------                -------
Stanley S. Kreitman..................  69    Chairman of the Board of Directors        2002
Joel L. Gold.........................  59    Director                                  2002

    Stanley Kreitman has been the Chairman of the Board of Directors since December 29, 1999 and a Director of the Company since February 23, 1998.
Mr. Kreitman is a member of the Audit and Compensation Committees of the Board of Directors. Since March 1994, Mr. Kreitman has been Vice Chairman at Manhattan Associates, a merchant banking firm. From September 1975 through February 1994, Mr. Kreitman was President of United States Bancnote Corporation. Mr. Kreitman is Chairman of the Board of Trustees of New York Institute of Technology. He is currently a member of the Board of Directors of Porta Systems Corp., Medallion Funding Corp., KSW, Inc. and CCA Industries, Inc.

    Joel L. Gold has been a Director of the Company since February 23, 1998. Mr. Gold is a member of the Audit and Compensation Committees of the Board of Directors. Since December 1999, Mr. Gold has been Executive Vice President, Investment Banking at Berry-Shino Securities, Inc. From September 1997 to December 1999, Mr. Gold was Vice Chairman of Coleman and Company Securities, Inc. From April 1996 through September 1997, Mr. Gold was Executive Vice President and head of investment banking at L.T. Lawrence Co., an investment banking firm. From April 1995 to April 1996, Mr. Gold was a managing director and head of investment banking at Fechtor & Detwiler. From 1993 to 1995, Mr. Gold was a managing director at Furman Selz Incorporated, an investment banking firm. Prior to joining Furman Selz, from 1991 to 1993, Mr. Gold was a managing director at Bear Stearns & Co., an investment banking firm. Previously, Mr. Gold was a managing director at Drexel Burnham Lambert for nineteen years. He is currently a member of the Board of Directors of Emerging Vision, Inc. Mr. Gold has a law degree from New York University and an MBA from Columbia Business School.

EXECUTIVE OFFICERS

    Officers are elected by the Board of Directors and serve at the direction of the Board of Directors. All of the Company's executive officers, Andrew Soskin, Stanley Kreitman and Stephen J. Mayer, are also directors of the Company. Information with regard to such persons is set forth above under the heading 'Nominees.'

THE COMMITTEES

  AUDIT COMMITTEE

    The Board of Directors has established an Audit Committee. The Audit Committee makes annual recommendations to the Board of Directors concerning the appointment of the independent public accountants of the Company and reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee is comprised of Stanley Kreitman, as Chairman, and Joel L. Gold, both of whom are 'independent', as that term is defined in Rule 4200(a)(15) of the listing standards of the NASD, as may be modified or supplemented.

  COMPENSATION COMMITTEE

    The Board of Directors has established a Compensation Committee. The Compensation Committee makes annual recommendations to the Board of Directors concerning the compensation of executive officers and key employees. The Compensation Committee consists of Joel L. Gold, as Chairman, and Stanley Kreitman.

ATTENDANCE AT MEETINGS

    From January 1, 2000 through December 31, 2000, the Board of Directors, Audit Committee and Compensation Committee each met or acted without a meeting pursuant to unanimous written consent fifteen times, one time and one time, respectively.

RELATED-PARTY TRANSACTIONS

    The Company has amounts receivable due from Andrew Soskin in the amount of $188,782 at June 30, 2001 and $267,782 at December 31, 2000. These amounts consist of general advances and a non-interest bearing note that have undefined repayment terms. In lieu of salary, the receivable was reduced by $80,000 in the six months ended June 30, 2001.

LITIGATION

    The U.S. Attorney's Office for the Eastern District of New York ('U.S. Attorney') is conducting an investigation (the 'Investigation') into the allegations asserted in a criminal complaint against Ronald Friedman, the former Chairman of the Board, President and Chief Executive Officer of the Company, and a loan officer formerly employed by the Company. On December 21, 1999, agents of the Office of Inspector General for HUD executed search and arrest warrants at the Roslyn offices of the Company. The warrants were issued on the basis of a federal criminal complaint ('Complaint'), which charged that Ronald Friedman and the loan officer knowingly and intentionally made, uttered or published false statements in connection with loans to be insured by HUD.

    In response to the allegations against the loan officer and Friedman, the Company engaged the legal services of Dorsey & Whitney LLP in 2000 to conduct an internal investigation into the alleged misconduct and to prepare a report discussing the findings of the internal investigation. As part of this internal investigation, the Company worked closely and in cooperation with HUD and the U.S. Attorney. In addition, key employees, including loan officers, loan processors, underwriters and managers, were interviewed. An audit also was conducted of over one-third of all 1999 FHA loans in order to assess whether the files comported with the HUD guidelines for FHA loans.

    A preliminary report detailing Dorsey & Whitney's investigation and findings was presented to the Company's Board of Directors on April 12, 2000. A written report was issued on April 14, 2000. The report concludes that while there appears to be support for the allegations leveled at the loan officer, there is no evidence that the misconduct alleged in the complaint was systemic at the Company. Rather, the findings support the conclusion that the alleged misconduct was an isolated occurrence, not an institutional practice. The available evidence did not permit Dorsey & Whitney to reach a definitive conclusion concerning the charges pending against Ronald Friedman. The investigation, comprised of interviews with PMCC employees and an extensive review of mortgage loan files, revealed no independent evidence tending to support the allegations against Friedman contained in the criminal complaint.

    The Company has recently executed a draft of a Consent Decree and Order to be submitted to the court to resolve the case in a manner in which the Company will not be prosecuted and will reimburse HUD $100,000 for certain losses, costs and expenses related to the loans under investigation, which amount is being reimbursed to the Company under its Errors and Omissions insurance. The Consent Decree and Order draft has also been signed by the United States Attorney's office, but is awaiting final signature from HUD and, if so signed, the subsequent approval of the court.

    As a result of this investigation, the Company incurred expenses in the aggregate over $1.5 million since January 2000. These expenses include legal and professional fees incurred in connection with the internal investigation of the Company, criminal defense attorneys and negotiations of warehouse lines of credit amendments. Also included in these expenses are bank fees relating to granting amendments to the Bank United Line of credit and bonuses paid to the Company's officers and employees.

CHANGE OF CONTROL

    Effective July 28, 2000, PMCC Financial Corp. announced that Internet Business's International, Inc. ('IBUI') purchased the 2,460,000 shares of the Company held by Ronald Friedman, Robert Friedman and the Ronald Friedman 1997 Guarantor Retained Annuity Trust (collectively, the 'Sellers') in a private transaction (the 'Transaction'). This purchase represented 66.36% of the 3,707,000 shares of common stock of the Company outstanding. IBUI is a holding company with a variety of Internet subsidiaries that trades publicly under the symbol IBUI on the NASDAQ Bulletin Board. According to the provisions of the Transaction agreement, the purchase price was reduced because the Company's common stock was not trading on either the Amex or NASDAQ and there was no merger of the Company with IBUI or any of its affiliates within time periods specified by the agreement. At the closing, all shares purchased by IBUI from the Sellers were deposited in escrow with the Seller's attorney. These shares were to be released to IBUI upon receipt of the scheduled installment payments.

    The Company has been informed by the Sellers that certain payments due under the agreement by IBUI to purchase shares of the Company's stock from the Sellers were not made and that an event of default has been declared against IBUI under this purchase agreement and the shares held in escrow have been returned to the Sellers. On March 2, 2001 IBUI filed an action against Ronald Friedman and The Ronald Friedman 1997 Grantor Retained Annuity Trust (Case Number SA CV 01-268 DOC (Eex)) for recission of the purchase of the PMCC stock and return of the moneys expended therefor and on August 16, 2001 Ronald Friedman, Robert Friedman, and The Ronald Friedman 1997 Grantor Retained Annuity Trust filed an action against IBUI (Case Number 01CV 7637), for the balance of the amounts due under the purchase agreement. At June 30, 2001, the transfer agent indicated that IBUI owned 269,230 shares of PMCC stock, or 7.26% of the total shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the 'Reporting Persons') to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended December 31, 2000, the Company believes that all filing requirements applicable to the Reporting Persons were complied with.

EXECUTIVE COMPENSATION

    The following table shows all the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer ('CEO') and the most highly compensated executive officers whose aggregate compensation exceeded $100,000 during the last fiscal year (the 'named executive officers'):

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                             LONG-TERM
        NAMES OF INDIVIDUAL          --------------------------     OTHER ANNUAL      COMPENSATION
      AND PRINCIPAL POSITION         YEAR    SALARY     BONUS     COMPENSATION (5)   OPTIONS AWARDED
      ----------------------         ----    ------     -----     ----------------   ---------------
Ronald Friedman (1) ...............  2000   $100,385   $  --           --                --
Former Chief Executive Officer       1999   $315,192   $ 88,181        --                200,000
  and President, Former Director     1998   $252,834   $103,247        --                --

Keith Haffner (2) .................  2000   $125,000   $ 70,692        --                --
Senior Vice President, Former        1999   $123,723   $ 65,250        --                --
  Interim Chief Executive Officer,   1998   $115,850   $ 59,000        --                --
  Executive Vice President and
  Secretary, Former Director

Andrew Soskin (3) .................  2000   $150,000   $100,000       $195,364(6)        --
Interim President and Chief          1999   $129,301      --          $304,526(6)         31,250
  Executive Officer, Executive Vice
  President of Operations and Sales
  of PMCC Mortgage Corp., Director

Stephen J. Mayer (4) ..............  2000   $105,394   $ 50,000        --                --
Executive Vice President, Chief
  Financial Officer and Secretary

---------

(1) Mr. Friedman resigned from the Board of Directors and was granted a leave of absence as Chief Executive Officer and President on December 29, 1999. His employment with the Company was terminated in May 2000 at which time he entered into a Consulting Agreement with the Company under which he was paid $166,154 during 2000.

(2) On October 9, 2001, Mr. Haffner was employed by the Company as a Senior Vice President. On December 29, 1999, Mr. Haffner had become interim CEO upon the leave of absence by Mr. Friedman and assumed the vacancy on the Company's Board of Directors created by the resignation of Mr. Robert Friedman on September 7, 1999. He resigned from the Board of Directors on July 28, 2000. His original employment with the Company was terminated in September 2000.

(3) Mr. Soskin became interim President on December 29, 1999 upon the leave of absence by Mr. Friedman and assumed the vacancy on the Company's Board of Directors created by the resignation of Mr. Ronald Friedman. Mr. Soskin became Interim Chief Executive Officer of the Company upon the termination of the employment of Mr. Haffner in September 2000.

(4) Mr. Mayer was hired as Chief Financial Officer in September 1999. He became Executive Vice President in December 1999 and Secretary of the Company upon the termination of the employment of Mr. Haffner in September 2000.

(5) Does not include S corporation distributions to shareholders described below.

(6) Consists of $195,364 and $304,526 paid to Mr. Soskin for commissions for loan origination volume in 2000 and 1999, respectively.

STOCK OPTIONS

    No stock options were granted to the named executive officers during 2000.

                        FISCAL YEAR-END OPTION VALUES(1)

                                                  NUMBER OF SECURITIES            VALUE OF UNEXERCISABLE
                                                 UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                             OPTIONS AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END
                                            ---------------------------------   ---------------------------
                   NAME                       EXERCISABLE      UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                   ----                       -----------      -------------    -----------   -------------
Ronald Friedman...........................      66,667            133,333           $0             $0
Andrew Soskin.............................      10,417             20,833           $0             $0
Stephen Mayer.............................       3,333              6,667           $0             $0

---------

(1) The Fiscal Year-End Option Value is based on the closing per share bid price of $3.75 per share for the Company's Common Stock as reported by the American Stock Exchange on December 21, 1999, the last full day the Company's stock was traded prior to suspension of trading. No options were in-the-money at December 31, 2000.

DISTRIBUTIONS OF INTEREST

    During the years ended December 31, 1998 and 1999, PMCC made S corporation distributions to shareholders in the aggregate amounts of $2.5 million and $277,000, respectively. No such distributions were made in the year ended December 31, 2000.

DIRECTOR COMPENSATION

    Directors who are employees of the Company receive no compensation, as such, for services as members of the Board. In 1999, directors who were not employees of the Company received options to purchase 5,000 shares of Common Stock and reimbursement of expenses incurred in connection with attending meetings. Beginning January 1, 2000, Mr. Kreitman received $5,000 per month for service as Chairman of the Board and Mr. Gold received $1,000 for each meeting attended. No other directors received compensation for services during the year ended December 31, 2000.

EMPLOYMENT/CONSULTING AGREEMENTS

    The Company had entered into an Employment Agreement with Ronald Friedman. The Employment Agreement's original term was to expire on December 31, 2000. In June 1999, Ronald Friedman's annual salary was increased by the Board of Directors from $250,000 to $350,000. In May 2000, Ronald Friedman's Employment Agreement was terminated by the Company's Board of Directors. The Company simultaneously entered into a Consulting Agreement with Friedman to provide general business services to the Company as mutually agreed upon by the Company and Friedman. The Consulting Agreement's original term is for one year, unless sooner terminated for death, physical or mental incapacity or cause or terminated by either party with one hundred twenty (120) days' written notice from the Company or thirty (30) days' written notice from Friedman. The Consulting Agreement is automatically renewed for consecutive one-year terms unless terminated as indicated. The Agreement includes annual compensation for Friedman of $240,000, and commissions of 6 basis points on all loans closed by the Company. In April 2001, Friedman's annual compensation was reduced to $120,000.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation of the Company (the 'Certificate') provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision in the Certificate is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

    The Company's By-Laws provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors of the Company consists of Messrs. Kreitman and Gold. During the 2000 fiscal year, no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a Director or on the Compensation Committee of the Company.


                       [TOTAL SHAREHOLDER RETURN GRAPH]



                           ANNUAL RETURN PERCERNTAGE

         Company/Index                              Dec98        Dec99
         --------------                           -----------------------
         PMCC FINANCIAL CORP                          - 9.72      - 53.85
         S&P 500 INDEX                                 20.60        17.23
         NASDAQ BANK INDEX                            - 0.41       - 5.04

    The Company's Common Stock commenced trading on the American Stock Exchange (the 'Amex') on February 18, 1998 at a price of $9.00 per share. Total returns presented above assume $100.00 invested on February 18, 1998 in the Company's Common Stock, the S&P 500 Index and the Nasdaq Bank Index. The information presented above only covers the period from February 18, 1998 through December 21, 1999, because on December 22, 1999, the Amex suspended trading of the Company's Common Stock and commenced a review of the listing status of the Common Stock. In connection with the Amex review process, the Company met with the Amex staff on March 7, 2000 to present information in support of continued listing. On September 22, 2000, the Company was advised by the Amex that it was its intention to proceed with the filing of an application with the Securities and Exchange Commission to strike the Company's Common Stock from listing and registration on the Exchange. The Company exercised its right to appeal the decision of the Amex. On December 15, 2000, the Company was advised by the Amex that, after the appeal hearing to its Committee on Securities by Company management and outside counsel held on November 6, 2000, the Amex Adjudicatory Council agreed with and affirmed the Amex's staff decision to strike the Company's Common Stock from listing and registration on the Amex. On December 22, 2000, Amex filed an application with the Securities and Exchange Commission to do so effective with the opening of the trading session on January 4, 2001. The Company's Common Stock is currently trading on the Pink Sheets under the symbol 'PMCF'.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company's executives with those of the shareholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

    In applying this philosophy, the Compensation Committee has established a program to (i) attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and (ii) reward executives for long-term strategic management and the enhancement of shareholder value by providing equity ownership in the Company. Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic planning.

EXECUTIVE COMPENSATION PROGRAM

    The Compensation Committee approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

     base salary and bonuses that are determined by individual contributions and sustained performance within an established competitive salary range.

     incentive programs that reward executives when shareholder value is created through an increase in the market value of the Company's Common Stock or through significant performance achievements that enhance the long-term success of the Company.

    Each of these elements of compensation is discussed below.

    Salary and Bonus. Initial salary and bonus levels for the Company's executive officers are determined based primarily on historical compensation levels of the executive officers at other companies within its industry. Salaries for executive officers are reviewed by, and the amounts of bonuses to be granted are determined by, the Compensation Committee of the Board of Directors of the Company, on an annual basis. In determining salary adjustments and annual grants of bonuses, the Compensation Committee considers individual performance and contributions to the Company, as well as overall adjustments of salaries and grants of bonuses to executive officers of other companies within the industry.

    Incentive Compensation. The Company's incentive compensation program is primarily implemented through the grant of stock options. This program is intended to align executive interests with the long-term interests of shareholders by linking executive compensation with shareholder value enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company's Common Stock. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. The Compensation Committee recommends to the Board the number of shares to be issued pursuant to option grants made to the Company's executive officers, based on individual accomplishments and contributions to the Company. The Compensation Committee also considers the number and value of options held by each executive officer that will vest in the future.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports its assessment to the outside members of the Board of Directors. The Compensation Committee's assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short- and long-term financial and strategic targets and objectives, considering factors such as revenues (gross and net) and earnings per share; Company position within the industry in which it competes, including market share; overall economic climate; individual contribution to the Company; and such other factors as the Compensation Committee may deem appropriate. In determining recommendations for any changes to Mr. Soskin's compensation package, including the granting of any bonuses, options or warrants, or salary adjustments, the Compensation Committee will consider the foregoing factors.

                                          COMPENSATION COMMITTEE

                                          Joel L. Gold
                                          Stanley Kreitman

           REPORT OF THE AUDIT COMMITTEE ON THE FINANCIAL STATEMENTS

    The Audit Committee has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000; (ii) discussed with Marcum & Kliegman, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (iii) received the written disclosures and the letter from the independent auditors as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) considered whether the non-audit services provided by the independent auditors, if any, are compatible with maintaining the auditor's independence; and (v) discussed with the auditors the auditors' independence.

    Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for such fiscal year.

                                          AUDIT COMMITTEE

                                          Stanley Kreitman
                                          Joel L. Gold

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

    Upon the recommendation of the Audit Committee of the Board of Directors, neither of whose members are officers of the Company, the majority of the shareholders and the President of the Company have selected the firm of Marcum & Kliegman LLP, independent certified public accountants, as the principal independent auditors of the Company for the current fiscal year, subject to ratification by the shareholders. Marcum & Kliegman LLP served as the Company's independent auditors since the fiscal year ended December 31, 1999. If the appointment of the firm of Marcum & Kliegman LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of Marcum & Kliegman LLP are expected to be present at the Meeting, will have the opportunity to make a brief statement at the Meeting, if they so desire, and will be available to answer appropriate questions from shareholders.

    The following are the fees billed by Marcum & Kliegman, LLP for services rendered thereby during the fiscal year ended December 31, 2000.

    (i) Audit Fees

    Marcum & Kliegman, LLP billed $117,500 in the aggregate for professional services rendered for the audit of the Company's annual financial statement for the fiscal year ended December 31, 2000 and its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

    (ii) Financial Information Systems Design and Implementation Fees

    Marcum & Kliegman, LLP did not provide the Company with any of the professional services described in Paragraph (c) (4) (ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 31, 2000.

    (iii) All Other Fees

    Marcum & Kliegman, LLP billed $52,400 in the aggregate for services other than those covered in the above clauses (i) and (ii) rendered during the fiscal year ended December 31, 2000.

                                 RECOMMENDATION

    The majority of the shareholders and the President of the Company believe that the approval of the foregoing two proposals is in the best interests of the Company and its shareholders and therefore recommends that the shareholders vote FOR such proposals.

                              2002 ANNUAL MEETING

    Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its executive offices in Union, New Jersey not later than June 19, 2002 for inclusion in the proxy statement for that meeting. Any other proposal that a shareholder intends to present at that meeting may be deemed untimely unless the Company has received written notice of such proposal on or before September 2, 2002.

                                 OTHER MATTERS

    Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                                  By Order of the Majority of the
                                  Shareholders and President of the Company,

                                  Stephen J. Mayer, Secretary

October 19, 2001

    THE MAJORITY OF THE SHAREHOLDERS AND PRESIDENT OF THE COMPANY HOPE THAT THE REMAINING SHAREHOLDERS OF THE COMPANY WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                                  CHARTER FOR
                           THE AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS

INTENT

    As an instrument of the Board of Directors, the Audit Committee has the responsibility and authority to represent the interests of the Company's stockholders with respect to oversight of (a) the integrity and accuracy of the Company's financial reporting process, (b) the Company's processes for the management and control of material financial risks, and (c) the Company's processes for compliance with appropriate and applicable codes of conduct.

COMPOSITION

    The Audit Committee shall have at least three members, with a majority of the Committee consisting of independent directors. The Audit Committee Chairman shall be an independent director.

MEETINGS

    The Audit Committee will meet at least twice each year. One meeting should be held near the end of the Company's fiscal year with an agenda item to discuss and plan the forthcoming audit with the Company's independent auditor, and one meeting should be held as the annual audit is being completed, with an agenda item to discuss and assess the audit with the Company's independent auditor.

FINANCIAL REPORTING

    The primary responsibility of the independent auditor is to the stockholders of the Company. The Board of Directors, as the stockholders' representative, is the auditor's client. The Audit Committee has the responsibility and authority to perform the primary client review and oversight of the financial reporting process and the independent auditor on behalf of the Board of Directors and to report to the full Board of Directors its findings and recommendations.

    So that the Audit Committee can meet its responsibilities, the Board of Directors expects that the Company's management and the independent auditor will perform timely analysis of significant financial reporting issues and practices and keep the Audit Committee informed of the results of such analysis.

    The Board of Directors expects that the Company's financial management and the independent auditor will discuss with the Audit Committee on a timely basis their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company. Particularly, the discussion will address the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used or proposed to be adopted. Management will advise the Audit Committee in a timely manner when it seeks a second opinion on a significant accounting issue.

    The independent auditor will meet with the Audit Committee at the Committee's Meeting immediately preceding the end of the Company's fiscal year to review the planned audit and any issues that have been raised or are anticipated with respect to the Company's financial results and financial reporting. At the Committee's Meeting as the audit is being completed, the independent auditor will meet with the Audit Committee and subsequently the full Board of Directors to discuss the audit in detail. These meetings will also help provide a basis for the subsequent fiscal year and to recommend to stockholders the ratification of the Board's selection of the independent auditor.

    The detailed discussion of the audit will include but not be limited to the following:

     The auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

     The auditor's views about whether management's choices of accounting principles are conservative, moderate, or extreme from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

     The auditor's reasoning in determining the appropriateness of changes, if any, in accounting principles and disclosure practices.

     The auditor's reasoning in determining the appropriateness of the accounting principles and disclosure practices adopted by management for new transactions or events.

     The auditor's reasoning in accepting or questioning significant estimates made by management.

     The auditor's views about how the Company's choices of accounting principles may affect stockholders' and public views and attitudes about the Company.

     The auditor's views about the adequacy of the Company's internal financial controls, particularly with respect to protection of company assets, management and control of liabilities, and maintenance of integrity and protection against fraud.

RISK MANAGEMENT

    The Audit Committee will review annually with management and report to the full Board of Directors about the Company's management of potentially significant or material financial risks. This review may include, as appropriate and applicable:

    1. The Company's insurance coverage with respect to potential physical and business losses, including potential legal liabilities;

    3. The Company's compliance with insurers' requirements with respect to liability defense and applicability of coverage;

    4. The Company's processes for the management and control of operating financial risks, including fraud, theft, customer or vendor concentration, customer credit, and exposure to market fluctuations (e.g., interest rates, currencies, derivatives).

COMPLIANCE

    As part of its ongoing oversight of the effectiveness of internal controls, the Audit Committee annually will review the program and process that management has established to monitor compliance with written codes of conduct and assess whether additions to or modifications of the codes of conduct may be appropriate in light of current circumstances.

RESOURCES

    The Audit Committee shall have authority and resources to discharge its responsibilities.

                                                                    Appendix 1

     PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 15, 2001

                              PMCC FINANCIAL CORP.

    Know all men by these presents, that the undersigned hereby constitutes and appoints Keith Haffner and Joel Gold, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of PMCC Financial Corp., standing in the name of the undersigned at the close of business on October 15, 2001, at a Special Meeting of Shareholders of the Company to be held on November 15, 2001 at the Holiday Inn, 173 Sunrise Highway, Rockville Center, New York, 10:00 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

           THIS PROXY IS SOLICITED BY A MAJORITY OF THE SHAREHOLDERS
  AND THE PRESIDENT OF THE COMPANY IN ACCORDANCE WITH THE REQUIREMENTS OF THE
            CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

[X]  Please mark your
     votes as this
     example

                     FOR      AGAINST       Nominees are:  ANDREW SOSKIN.
1.  Election of      [ ]        [ ]                        STEPHEN J. MAYER,
    Directors                                              KEITH S. HAFFNER
                                                           AND WARREN KATZ

                                          FOR    AGAINST    ABSTAIN
2.  Approval of appointment of            [ ]      [ ]        [ ]
    Marcum & Kliegman, LLP as the
    Company's auditors.

3.  In their discretion upon such other   [ ]      [ ]        [ ]
    measures as may properly come
    before the meeting, hereby ratifying
    and confirming all that said proxy may
    lawfully do or cause to be done by
    virtue hereof and hereby revoking all
    proxies heretofore given by the
    undersigned to vote at said meeting or
    any adjournment thereof.

    The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.
    Number of shares owned by undersigned
                                          ----------------------------.


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------


SIGNATURE(S):                    DATE:             SIGNATURE(S):                  DATE:
             ------------------       ----------                -----------------       ----------
IMPORTANT: Please sign exactly as your names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.
